Exhibit 10.1
FORM OF
CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT
By and Among
OILTANKING PARTNERS, L.P.
OTLP GP, LLC
OILTANKING HOLDING AMERICAS, INC.
OTB HOLDCO, LLC
OILTANKING BEAUMONT GP, L.L.C.
OILTANKING BEAUMONT PARTNERS, L.P.
OTB GP, LLC
OILTANKING HOUSTON, L.P.
and
OTH GP, LLC
Dated as of July ____, 2011

CONTRIBUTION, CONVEYANCE AND ASSUMPTION
AGREEMENT
     This Contribution, Conveyance and Assumption Agreement, dated as of July __, 2011 (this “Agreement”), is by and among Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership”), OTLP GP, LLC, a Delaware limited liability company (the “General Partner”), Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”), Oiltanking Beaumont Partners, L.P., a Delaware limited partnership (“OTB”), OTB Holdco, LLC, a Delaware limited liability company (“OTB Holdco”), OTB GP, LLC, a Delaware limited liability company (“OTB GP”), Oiltanking Beaumont GP, L.L.C., a Delaware limited liability company (“OTB LLC”), Oiltanking Houston, L.P., a Texas limited partnership (“OTH”) and OTH GP, LLC, a Texas limited liability company (“OTH GP”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.
RECITALS
     WHEREAS, the General Partner and OTA have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:
1.	OTA formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the member interests in the General Partner.

2.	The General Partner and OTA formed the Partnership under the terms of the Delaware LP Act and contributed $20 and $980, respectively, in exchange for a 2% general partner interest and a 98% limited partner interest, respectively, in the Partnership.

3.	OTB LLC formed OTB GP under the terms of the Delaware LLC Act and contributed $[•] in exchange for all of the membership interests in OTB GP.

4.	OTA formed OTB Holdco under the terms of the Delaware LLC Act and contributed $[•] in exchange for all of the membership interests in OTB Holdco.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions shall occur in the following order:
1.	OTH will make a check-the-box election to be disregarded as an entity separate from OTA.

2.	OTB LLC will contribute its 1% general partner interests in OTB to OTB GP.

3.	OTA will contribute its 99% limited partner interest in OTB to OTB Holdco.

4.	OTB LLC will contribute 100% of the member interests in OTB GP to OTB Holdco in exchange for a 1% member interest in OTB Holdco.

5.	OTH will distribute all of its cash and accounts receivable as of the Effective Time to OTA and OTH GP, and OTH GP will in turn distribute those accounts receivable to OTA.

6.	OTB will distribute its $15,900,000 cash deposit (the “Finance Deposit”) with Oiltanking Finance B.V., a Dutch Besloten Vennootschap (“Finance”) to OTB Holdco, and OTB GP will in turn distribute those accounts receivable to OTB Holdco.

7.	OTB Holdco will guarantee certain debts of OTH and OTB to Finance (the “Continuing Loans”).

8.	OTA will assign and contribute (on behalf of the General Partner) a portion of its limited partner interest in OTH with a value equal to 2% of the equity value of the Partnership immediately after the Effective Time (the “GP 2% Contribution Interests”) to the Partnership, in exchange for (i) the issuance of 793,874 notional general partner units in the Partnership to the General Partner, representing a continuation of its 2% general partner interest in the Partnership and (ii) the issuance of the Incentive Distribution Rights to the General Partner.

9.	OTA will assign and contribute its remaining limited partner interest in OTH (which excludes the interest contributed as the GP 2% Contribution Interests) and its 100% member interest in OTH GP (collectively, the “OTA Contribution Interests”) to the Partnership in exchange for (i) 3,581,032 Common Units representing a 9.0217% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), (ii) 10,457,842 Subordinated Units representing a 26.3464% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), (iii) a right to receive a $[•] distribution from the Partnership reimbursing OTA for pre-formation capital expenditures with respect to the OTH Assets, and (iv) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, (A) a number of additional Common Units that is equal to the excess, if any, of (x) 1,500,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and (B) a reimbursement of pre-formation capital expenditures in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option, if any.

10.	OTB Holdco will assign and contribute its 100% member interest in OTB GP and its 99% limited partner interest in OTB to the Partnership (the “OTB Holdco Contribution Interests”) in exchange for (i) 4,368,869 Common Units representing a 11.0065% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), (ii) 8,992,059 Subordinated Units representing a 22.6536% limited partner interest in the Partnership and (iii) a right to receive a $[•] distribution from the Partnership reimbursing OTA for pre-formation capital expenditures with respect to the OTB Assets.
     WHEREAS, at the Effective Time, the public, through the Underwriters, will purchase from the Partnership for $[•] million in cash, less the amount of $[•] payable to the Underwriters after taking into account the Underwriters’ discount of [•]% and the structuring fee of $[•] payable to Citigroup Global Markets Inc., 10,000,000 Common Units (representing a 25.1929% limited partner interest in the Partnership, based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period).
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:
     “Agreement” has the meaning assigned to such term in the preamble.
     “Common Units” means the common units representing limited partner interests in the Partnership.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Continuing Loans” has the meaning assigned to such term in the recitals.
     “Delaware LLC Act” has the meaning assigned to such term in the recitals.
     “Delaware LP Act” has the meaning assigned to such term in the recitals.
     “Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.
     “Finance” has the meaning assigned to such term in the recitals.
     “Finance Deposit” has the meaning assigned to such term in the recitals.
     “General Partner” has the meaning assigned to such term in the preamble.

     “GP 2% Contribution Interests” has the meaning assigned to such term in the recitals.
     “Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.
     “Option Closing Date” has the meaning assigned to such term in the Underwriting Agreement.
     “OTA” has the meaning assigned to such term in the preamble.
     “OTA Assets” means the assets owned by OTA.
     “OTA Contribution Interests” has the meaning assigned to such term in the recitals.
     “OTB” has the meaning assigned to such term in the preamble.
     “OTB Assets” means the assets owned by OTB.
     “OTB GP” has the meaning assigned to such term in the preamble.
     “OTB Holdco” has the meaning assigned to such term in the preamble.
     “OTB Holdco Contribution Interests” has the meaning assigned to such term in the recitals.
     “OTB LLC” has the meaning assigned to such term in the preamble.
     “OTH” has the meaning assigned to such term in the preamble.
     “OTH GP” has the meaning assigned to such term in the preamble.
     “Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.
     “Partnership” has the meaning assigned to such term in the preamble.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July [•], 2011.
     “Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-173199), as amended and effective at the Effective Time.
     “Spread” has the meaning assigned to such term in Section 2.13.
     “Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.
     “Securities Act” means the Securities Act of 1933, as amended.

     “Underwriters” means those underwriters listed in the Underwriting Agreement.
     “Underwriting Agreement” means that certain Underwriting Agreement between OTA, the Partnership, the General Partner and the Underwriters, dated as of July [•], 2011.
ARTICLE II
CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS
     Section 2.1 Election to Treat OTH as an Entity that is Disregarded as Separate from OTA. The Parties acknowledge that on or before the date hereof, OTH has filed a valid election on Internal Revenue Service Form 8832 for OTH to be treated for U.S. federal income tax purposes as an entity that is disregarded as separate from its owner, effective two days prior to the Effective Time.
     Section 2.2 Conveyance of OTB General Partner Interest to OTB GP. OTB LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OTB GP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its entire general partner interest in OTB, as a capital contribution, and OTB GP hereby accepts such general partner interest in OTB as a contribution to the capital of OTB GP.
     Section 2.3 Conveyance of OTB Limited Partner Interest to OTB Holdco. OTA hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OTB Holdco, its successors and assigns, for its and their own use forever, all right, title and interest in and to its entire limited partner interest in OTB, as a capital contribution, and OTB Holdco hereby accepts such limited partner interest in OTB as a contribution to the capital of OTB Holdco.
     Section 2.4 Conveyance of OTB GP Membership Interests to OTB Holdco. OTB LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OTB Holdco, its successors and assigns, for its and their own use forever, all right, title and interest in and to its entire membership interest in OTB GP, as a capital contribution, and OTB Holdco hereby accepts such membership interest in OTB GP as a contribution to the capital of OTB Holdco in exchange for a 1% membership interest in OTB Holdco.
     Section 2.5 Distribution of Working Capital Assets by OTH. OTH hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to OTA and OTH GP and their respective successors and assigns, for their use forever, pro rata in accordance with their respective equity interests in OTH, all of its cash and accounts receivable as of the Effective Time. Each of OTA and OTH GP hereby accept such cash and accounts receivable received by such party as a distribution.
     Section 2.6 Distribution of Working Capital Assets by OTH GP. OTH GP hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to OTA and its successors and assigns, for its use forever, all of the cash and accounts receivable it received as a distribution from OTH pursuant to Section 2.5. OTA hereby accepts such cash and accounts receivable as a distribution.

     Section 2.7 Distribution of Working Capital Assets by OTB. OTB hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to OTB Holdco and OTB GP and their respective successors and assigns, for their use forever, pro rata in accordance with their respective equity interests in OTB, the Finance Deposit. Each of OTB Holdco and OTB GP hereby accept such cash and accounts receivable received by such party as a distribution.
     Section 2.8 Distribution of Working Capital Assets by OTB GP. OTB GP hereby grants, bargains, conveys, assigns, transfers, sets over and delivers to OTB Holdco and its successors and assigns, for its use forever, the portion of the Finance Deposit it received as a distribution from OTB pursuant to Section 2.7. OTB Holdco hereby accepts such cash and accounts receivable as a distribution.
     Section 2.9 OTB Holdco Guaranty of Certain OTH and OTB Debts. The Parties acknowledge that OTB Holdco has executed that certain Guaranty Agreement pursuant to which OTB Holdco has guaranteed certain debt obligations of OTH and OTB to Finance.
     Section 2.10 Contribution of GP 2% Contribution Interests to Partnership. OTA hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the GP 2% Contribution Interests as a contribution of capital to the Partnership in exchange for (i) the issuance of 793,874 notional general partner units in the Partnership to the General Partner, representing a continuation of its 2% general partner interest in the Partnership and (ii) the issuance of the Incentive Distribution Rights to the General Partner. The Partnership hereby accepts the GP Contribution Interests as a contribution to the capital of the Partnership.
     Section 2.11 Contribution of OTA Contribution Interests to Partnership. OTA hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the OTA Contribution Interests as a contribution of capital to the Partnership in exchange for (i) 3,581,032 Common Units representing a 9.0217% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), (ii) 10,457,842 Subordinated Units representing a 26.3464% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), (iii) a right to receive a $[•] distribution from the Partnership reimbursing OTA for pre-formation capital expenditures with respect to the OTH Assets, and (iv) the right to receive, upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, (A) a number of additional Common Units that is equal to the excess, if any, of (x) 1,500,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and (B) a reimbursement of pre-formation capital expenditures in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option, if any. The Partnership hereby accepts the OTA Contribution Interests as a contribution to the capital of the Partnership.

     Section 2.12 Contribution of OTB Holdco Contribution Interests. OTB Holdco hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the OTB Holdco Contribution Interests as a contribution of capital to the Partnership in exchange for (i) 4,368,869 Common Units representing a 11.0065% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), (ii) 8,992,059 Subordinated Units representing a 22.6536% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period) and (iii) a right to receive a $[•] distribution from the Partnership reimbursing OTA for pre-formation capital expenditures with respect to the OTB Assets. The Partnership hereby accepts the OTB Holdco Contribution Interests as a contribution to the capital of the Partnership.
     Section 2.13 Underwriters’ Cash Contribution. The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to the Partnership of $[•] in cash ($[•] net to the Partnership after the underwriting discount (the “Spread”) of $[•] and the structuring fee of $[•] payable to Citigroup Global Markets Inc.) in exchange for the issuance by the Partnership to the Underwriters of 10,000,000 Common Units, representing a 25.1929% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period).
     Section 2.14 Payment of Transaction Expenses and Distribution by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the transactions contemplated hereby, of estimated transaction expenses in the amount of approximately $[•] (inclusive of the Spread and the structuring fee), (b) the replenishment of $[•] of working capital of OTH and OTB, respectively, by the Partnership with a portion of the net proceeds from the Offering, (c) the distribution by the Partnership of $[•] and $[•] of the net proceeds of the Offering to OTA and OTB Holdco, respectively, as a reimbursement for certain pre-formation capital expenditures, (d) a payment of $119.5 million from the net proceeds of the Offering to Finance, in repayment of a portion of the debts owed by OTH and OTB to Finance and (e) a payment of approximately $7.1 million to reimburse OT Finance for breakage costs incurred with the repayment of the debts referred to in clause (d).
     Section 2.15 Redemption of the Initial Partner Interests in the Partnership and the Return of Initial Capital Contributions. The Partnership (a) hereby redeems (i) the 98% limited partner interest in the Partnership held by OTA and (ii) the 2% general partner interest in the Partnership held by the General Partner and (b) hereby refunds and distributes (i) to OTA the initial capital contribution made by it to the Partnership along with 98% of any interest or other profit that resulted from the investment or other use of such initial capital contribution and (ii) to the General Partner the initial capital contribution made by it to the Partnership along with 2% of any interest or other profit that resulted from the investment or other use of such initial capital contribution.

ARTICLE III
ADDITIONAL TRANSACTIONS
     Section 3.1 Purchase of Additional Common Units. If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 1,500,000 Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement.
     Section 3.2 Issuance of Additional Common Units. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership will issue to OTA a number of additional Common Units that is equal to the excess, if any, of (x) 1,500,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s), and OTA will receive a cash distribution equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) pursuant to Section 3.1 hereof, less the amount of the underwriting discounts and the additional structuring fee.
ARTICLE IV
FURTHER ASSURANCES
     From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.
ARTICLE V
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.
     Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
     Section 6.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.
     Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

     Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.
     Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
     Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

OILTANKING PARTNERS, L.P.

By:	OTLP GP, LLC,
its general partner

By:
Name: Carlin G. Conner
Title: President and Chief Executive Officer

OTLP GP, LLC

By:
Name: Carlin G. Conner
Title: President and Chief Executive Officer

OILTANKING HOLDING AMERICAS, INC.

By:
Name: Carlin G. Conner
Title: President

OTB HOLDCO, LLC

By:
Name: Carlin G. Conner
Title: President and Chief Executive Officer

OILTANKING BEAUMONT GP, L.L.C.

By:
Name: Carlin G. Conner
Title: President
Signature Page to Contribution, Conveyance and Assumption Agreement

OILTANKING BEAUMONT PARTNERS, L.P.

By:
OILTANKING BEAUMONT GP, L.L.C.,
its general partner

By:
Name: Carlin G. Conner
Title: President

OTB GP, LLC

By:
Name: Carlin G. Conner
Title: President and Chief Executive Officer

OILTANKING HOUSTON, L.P.

By:	OTH GP, LLC,
its general partner

By:
Name: Carlin G. Conner
Title: President

OTH GP, LLC

By:
Name: Carlin G. Conner
Title: President
Signature Page to Contribution, Conveyance and Assumption Agreement